Exhibit 10.1

AMENDMENT TO AMENDED AND RESTATED

EXECUTIVE EMPLOYMENT AND SEVERANCE AGREEMENT

THIS AMENDMENT (the “Amendment”) is made as of February 21, 2022 but is effective as of the third business day after the Company publicly announces its fiscal 2022 fourth quarter and annual earnings results (“Effective Date”), by and between Orion Energy Systems, Inc. (“Orion” or the “Company”), and Michael W. Altschaefl (“Executive”). Orion and Executive are hereinafter collectively referred to as the “Parties.”

RECITALS

WHEREAS, Executive is currently employed by the Company as its Chief Executive Officer pursuant to the terms of an Amended and Restated Executive Employment and Severance Agreement, effective as of June 1, 2020 (the “Agreement”), between the Parties;

WHEREAS, Executive has agreed to amend the Agreement to modify the conditions pursuant to which Executive will receive severance payments if the Company experiences a Change of Control from a so-called single trigger to a so-called double trigger; and

WHEREAS, in consideration of Executive’s willingness to enter into this Amendment, the Company has agreed to grant Executive 50,000 shares of restricted stock common stock of the Company (as evidenced by the Restricted Stock Award Agreement, effective as of the Effective Date).

NOW, THEREFORE, for good and valuable consideration, the Parties hereby agree as follows:

1. Section 6(a)(i) of the Agreement is deleted in its entirety and replaced with the following:

(i) If, upon the occurrence of a Change of Control (provided, however, that for all purposes under this Section 6, the definition of Change of Control in Section 2(e)(i) shall be modified so that the twenty (20) percent Beneficial Ownership threshold set forth therein shall be fifty (50) percent), Executive’s employment is terminated by the Company without Cause (except in the case of death or Disability) or Executive terminates his employment with the Company for Good Reason; or

2. Section 6(b) of the Agreement is deleted in its entirety and replaced with the following:

(b) If Executive becomes entitled to the Change of Control Payment pursuant to Section 6(a), the Company shall pay Executive the Change of Control Payment and Accrued Benefits in a lump sum within ten (10) days following the Executive’s Separation from Service.

3. Except as otherwise specified in this Amendment, Executive’s existing employment arrangements are not affected by this Amendment. Executive acknowledges and agrees that the Agreement, as modified hereby, will continue in full force and effect, that no event described in the definition of “Good Reason” in the Agreement has occurred as a result of this Amendment and that all terms and conditions of the Agreement have been fully complied with and Executive has no any outstanding claims thereunder.

4. This Amendment, together with the Agreement, constitutes the entire agreement between the Executive and Orion with respect to the subject matter hereof and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, that may have related in any way to the subject matter hereof. This Amendment shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. No amendment or waiver of any provision of this Amendment shall be valid unless the same shall be in writing and signed by each Party bound thereby. This Amendment may be executed by the Parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Amendment by facsimile or pdf email transmission shall be effective as delivery of a manually executed counterpart hereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this Amendment on the day and year first above written.

ORION:

ORION ENERGY SYSTEMS, INC.

By:	/s/ J. Per Brodin
Name:	J. Per Brodin
Title:	Chief Financial Officer

EXECUTIVE:

/s/ Michael W. Altschaefl
Name:	Michael W. Altschaefl

[Signature Page to Employment Agreement Amendment (Altschaefl)]